EXHIBIT 99.1

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News Release         Ashland Logo



                                Media Relations:        Investor Relations:
                                Jim Vitak               Dean Doza
                                (614) 790-3715          (859) 815-4454
                                jevitak@ashland.com     lddoza@ashland.com

                                FOR IMMEDIATE RELEASE
                                July 3, 2007


ASHLAND INC. PROVIDES FISCAL THIRD-QUARTER UPDATE

     COVINGTON, Ky. - Ashland Inc. (NYSE:ASH) today provided an update to its fiscal third-quarter outlook. Results for the quarter, which ended June 30, 2007, will include several favorable developments in certain of Ashland's reserves and cost estimates.

     Operating income for the June 2007 quarter will benefit from adjustments of approximately $11 million due to lower pension and other benefit costs. In addition, favorable adjustments to environmental reserves are expected to total approximately $4 million, reflecting updates of future costs based on engineering estimates for identified sites and improvements to the environmental assessment process.

     Income from discontinued operations for the June 2007 quarter will include a favorable net adjustment to asbestos reserves and related receivables for insurance recoveries of $16 million, resulting from an updated assessment of future claim costs.

     Net income will benefit from an adjustment to Ashland's income tax rate, as previously disclosed. The tax rate is expected to be roughly 18 percent for the June quarter and 24 percent for the entire fiscal year ending in September.

     In addition, excluding the effects of the above adjustments and despite weak earnings from Ashland Distribution, operating income for the June 2007 quarter is expected to substantially exceed the same quarter a year ago. The current-year quarter will benefit from strong Valvoline results and lower corporate costs as compared with the prior-year June quarter. Distribution has experienced both lower margins due to continued weakness in its key North American markets and a full quarter's impact from the discontinuance of a significant North American plastics supply contract. Distribution's operating income, excluding its portion of the adjustments, is expected to be roughly half of the $20.1 million reported in the March 2007 quarter. For the year-ago June quarter, Distribution reported income of $30.1 million.

     Ashland's operating income in the prior-year quarter was adversely affected by a $9.7 million loss from Valvoline and the required inclusion in operating expenses of $12.1 million of corporate costs previously allocated to the company's former APAC subsidiary, partially offset

                                  - more -

    Ashland Inc.-Covington, Ky.-41012-0391-(859)815-3333-www.ashland.com

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ASHLAND INC. PROVIDES FISCAL THIRD-QUARTER UPDATE, PG. 2


by a $7.6 million foreign currency hedge gain related to an Ashland Water Technologies' acquisition.

     Ashland will announce preliminary results* for the third quarter on July 25, 2007, prior to the opening of the New York Stock Exchange, and will follow with an 8:30 a.m., EDT, conference call and webcast.

     Ashland Inc. (NYSE:ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four divisions:
Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.


                                   - 0 -

FORTUNE 500 is a registered trademark of Time Inc.

*PRELIMINARY  RESULTS
Financial results are preliminary until Ashland's quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2006. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.